Exhibit 99.1 NEWS RELEASE Contact: Lauren Dresnick, New Venture Communications Phone Number: 650-343-2735 Email: ldresnick@newventurecom.com

GLOBALSCAPE® RELEASES NEW SECURITY AND END USER CAPABILITIES FOR MAIL EXPRESS™ CUSTOMERS

Offering Attractive Customer Incentives for New Mail Express Customers

SAN ANTONIO, Texas-March 9, 2011-GlobalSCAPE, Inc. (NYSE Amex: GSB), a leading developer of secure information exchange solutions, announced the availability of enhanced security and end user capabilities for Mail Express™, its popular email-based file transfer solution for business customers.

This new version of Mail Express provides improved security by supporting communication through the GlobalSCAPE DMZ Gateway™. This DMZ Gateway support allows customers to implement Mail Express behind a DMZ firewall, providing an added layer of protection for data storage and retrieval, user authentication, and firewall traversal.

To ensure customers have complete email attachment management and security in diverse user environments, the latest version also includes the Mail Express Internal Web Portal. The portal provides full Mail Express functionality via a standard web browser to customer employees who may not use Microsoft Outlook as their primary mail client.

Other key features of this new version of Mail Express include:

  Included support for Microsoft Outlook and Exchange 2010
  Improved performance and optimization when interacting with anti-virus software, allowing IT administrators to continue to secure the network with their anti-virus software of choice
  Increased capacity and number of users per Mail Express Server, supporting the growing demands of larger enterprises

"Email still remains one of the most common ways for organizations to exchange data," said Jason Wolford, product manager of Mail Express. "With this new version of Mail Express, organizations can enjoy even greater collaborative flexibility and security benefits than before, while also experiencing the same ease-of-use benefits."

Mail Express was developed to improve end user and IT administrator productivity by simplifying the secure exchange of large email files on demand. With Mail Express, users can simply and transparently send sensitive and large files, up to 25GB, without resorting to unapproved and potentially non-secured methods. In addition, by providing an external-facing Drop-Off Portal, Mail Express allows approved partners to send large files back to Mail Express users via a secure web portal, ensuring the files and data remain secure at all times.

For a limited time, GlobalSCAPE will be offering a 50% discount to customers that purchase 50 or more end user licenses. To qualify, the customer must complete a simple post-implementation survey, and be willing to provide a reference upon request.

For more information about this product and others from the company, please visit www.globalscape.com.

About GlobalSCAPE

GlobalSCAPE, Inc. (NYSE Amex: GSB), headquartered in San Antonio, TX, is a global solutions provider that equips organizations to securely exchange sensitive information and files across multiple locations and with customers and partners. Since the release of CuteFTP in 1996, GlobalSCAPE's solutions have continued to evolve to meet the business and technology needs of an increasingly interconnected global marketplace. Serving a customer base that spans more than 150 countries and includes the majority of Fortune 100 companies, GlobalSCAPE's primary focus is providing customers with intuitive and efficient managed file transfer (MFT) solutions while also ensuring end-to-end security. For more information, visit www.globalscape.com or follow our blog and Twitter updates.

Safe Harbor Statement

This press release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. The words "would," "exceed," "should," "anticipates," "believe," "steady," "dramatic," and variations of such words and similar expressions identify forward-looking statements, but their absence does not mean that a statement is not a forward-looking statement. These forward-looking statements are based upon the Company's current expectations and are subject to a number of risks, uncertainties and assumptions. The Company undertakes no obligation to update any forward-looking statements, whether as a result of new information, future events or otherwise. Among the important factors that could cause actual results to differ significantly from those expressed or implied by such forward-looking statements are risks that are detailed in the Company's Annual Report on Form 10-K for the 2009 calendar year, filed with the Securities and Exchange Commission on March 30, 2010.